Exhibit 99.1
COVANTA HOLDING CORPORATION
REPORTS THIRD QUARTER 2005 RESULTS
Third quarter diluted EPS $0.26 per share
First full quarter after American Ref-Fuel acquisition yields strong results
FAIRFIELD, NJ, November 9, 2005 – Covanta Holding Corporation (NYSE:CVA) (“Covanta”) reported financial results today for the three and nine month periods ended September 30, 2005. Net income for the quarter was $37.4 million, or $0.26 per diluted share compared with $12.8 million, or $0.12 per diluted share, for the same period in 2004. For the nine months ended September 30, 2005, Covanta reported net income of $53.6 million, or $0.44 per diluted share, compared with $25.8 million, or $0.30 per diluted share, for the same period in 2004. Net income for 2005 increased primarily due to the acquisition of American Ref-Fuel Holdings Corp. and subsidiaries (“Ref-Fuel”) which was completed on June 24, 2005 and unrealized gains associated with the warrants received as part of American Commercial Line Inc.’s (“ACL”) reorganization. The gain associated with the ACL warrants increased net income on an after-tax basis by $6.8 million and by $9.5 million in the three months and nine months ended September 30, 2005, respectively.
Adjusted EBITDA for Covanta’s waste and energy business was $144.3 million for the quarter which is not comparable to the prior year given this quarter’s contribution related to the Ref-Fuel acquisition. This acquisition substantially increased the scale of Covanta’s waste and energy business. To enable a more meaningful comparison to prior year results, pro forma financial results, as fully described in the Form 10-Q filed today with the SEC, have been provided.
“I am very proud of the performance our team delivered during this first full quarter since the Ref-Fuel acquisition,” stated Anthony J. Orlando, President and Chief Executive Officer. “Our pro forma operating income growth during this transition period is indicative of our stable business model, positive industry fundamentals and experienced employees. While the financial results were strong, we attribute part of this performance to seasonal factors that traditionally result in higher profits for Covanta in the third quarter including higher energy prices and less scheduled maintenance. In addition, during the quarter we made excellent progress on our Ref-Fuel integration efforts, which we expect will be realized during 2006 and 2007, putting us in position to take advantage of the opportunities afforded by this strategic acquisition.”

Covanta’s operating revenues were $301.5 million for the three months ended September 30, 2005 versus $171.6 million for the three months ended September 30, 2004. For the nine months ended September 30, 2005, Covanta’s operating revenues were $675.4 million and $402.4 million for the same period in 2004. As previously noted, the increase in revenues was substantially related to the acquisition of Ref-Fuel.
Pro Forma Results of Operations
The pro forma unaudited consolidated operating results are presented as if the acquisitions of Covanta Energy Corporation (“Covanta Energy”) and Ref-Fuel were consummated on January 1, 2004. Pro forma operating revenues were $301.5 million for the three months ended September 30, 2005 and $903.9 million for the nine months ended September 30, 2005. These operating revenues increased $5.2 million and $2.4 million for the three and nine month periods ended September 30, 2005, respectively, as compared with the same periods in 2004. The three month increase was the result of a $6.2 million increase from the Waste and Energy Services segment offset by a $1.0 million decrease from the Other Services segment. The nine month increase was the result of a $7.5 million increase from the Waste and Energy Services segment offset by a $5.1 million decrease from the Other Services segment.
Pro forma Covanta net income was $38.2 million, or $0.26 per diluted share, and $58.1 million, or $0.40 per diluted share, for the quarter ended and the nine months ended September 30, 2005, respectively. Pro forma net income for Covanta increased by $17.2 million and $17.8 million for the three and nine months ended September 30, 2005, respectively, as compared with the same periods in 2004. The increase for the three and nine month periods was driven largely by higher operating income and the unrealized gains from the ACL warrants partially offset by income tax expense.
Non-GAAP Financial Measures
Covanta Energy’s adjusted EBITDA for the third quarter ended September 30, 2005 totaled $144.3 million, and for the nine months ended September 30, 2005 totaled $261.7 million. As noted, the Company’s third quarter results were boosted by seasonal factors including higher energy prices and less scheduled maintenance. In addition, Covanta’s acquisition of Ref-Fuel was completed on June 24, 2005; therefore, financial results for the third fiscal quarter 2005 are not comparable to the same period in 2004 and the nine-month adjusted EBITDA results include Ref-Fuel only since the date of acquisition.
Attached are calculations of Covanta Energy’s adjusted EBITDA, a measurement that is not in accordance with United States generally accepted accounting principles (“GAAP”). Covanta Energy’s adjusted EBITDA is a measurement which relates to a material financial covenant in Covanta Energy’s new financing arrangements and is presented both to indicate Covanta Energy’s ability to comply with this covenant and because management believes it is an important measure of Covanta Energy’s performance.

Conference Call Information
Covanta Holding Corporation will host a conference call at 2:00 pm (Eastern) on Thursday, November 17, 2005 to discuss its third quarter results and pro forma financial information for the trailing twelve months ended September 30, 2005. It has scheduled the call on November 17 in order to allow for release of financial information for the trailing twelve months ended September 30, 2005. The company will file the additional information on November 17, 2005 prior to the call. The documents will be available on the Investor Relations section of the company’s website at www.covantaholding.com.
Prepared remarks discussing the third quarter results and the supplemental information will be followed by a question-and-answer session. To participate, please dial 800-289-0468 approximately 10 minutes prior to the scheduled start of the call. The conference call will also be webcast live on the Investor Relations section of the Covanta website.
A replay of the conference call will be available from 5:00 pm (Eastern) Thursday, November 17, 2005 through midnight (Eastern) Thursday, November 24, 2005. To access the replay, please dial 888-203-1112 or 719-457-0820 and use the confirmation code: 1545407. The webcast will also be archived on www.covantaholding.com. Covanta’s Quarterly Report on Form 10-Q is currently available on the Investor Relations page of the company’s website under “SEC Filings”.
About Covanta Holding
Covanta Holding Corporation, formerly Danielson Holding Corporation, is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta Energy’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
NOTE: Covanta’s charter contains restrictions that prohibit parties from acquiring 5% or more of Covanta’s common stock without its prior consent.
Cautionary Note Regarding Forward-Looking Statements
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, “proposed”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of its Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and in other securities filings by Covanta or its subsidiaries.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Contact:	Elizabeth O’Melia 973-882-4193

Doreen Lubeck 773-583-4331

Covanta Holding Corporation and Subsidiaries Condensed Consolidated Statements of Operations	Schedule 1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

	(Unaudited)
	(In thousands, except per share amounts)
Operating revenues
Waste and service revenues	$194,176	$111,314	$436,624	$260,563
Electricity and steam sales	103,316	54,892	225,541	124,153
Other operating revenues	3,998	5,416	13,236	17,659

Total operating revenues	301,490	171,622	675,401	402,375

Operating expenses
Plant operating expenses	151,984	106,053	393,343	241,149
Depreciation and amortization expense	44,551	17,177	78,027	36,784
Net interest expense on project debt	16,988	10,218	36,700	23,194
Other operating expenses	2,378	3,197	7,736	12,603
General and administrative expenses	19,615	13,269	46,313	32,381
Restructuring charges	—	—	2,655	—
Acquisition-related charges	983	—	2,963	—

Total operating expenses	236,499	149,914	567,737	346,111

Operating income	64,991	21,708	107,664	56,264

Other income (expenses)
Investment income	1,657	836	3,530	2,002
Interest expense	(30,701)	(10,541)	(59,053)	(33,267)
Gain on derivative instrument, unexercised ACL warrants	10,578	—	14,796	—

Total other expenses	(18,466)	(9,705)	(40,727)	(31,265)

Income before income tax provision, minority interests and equity in net income from unconsolidated investments	46,525	12,003	66,937	24,999
Income tax expense	(16,391)	(5,165)	(24,008)	(8,436)
Minority interest expense	(2,172)	(1,632)	(9,311)	(3,922)
Equity in net income from unconsolidated investments	9,439	7,609	20,003	13,196

Net Income	$37,401	$12,815	$53,621	$25,837

Earnings Per Share of Common Stock:
Basic	$0.27	$0.13	$0.46	$0.31

Diluted	$0.26	$0.12	$0.44	$0.30

Covanta Holding Corporation Consolidated Pro-Forma Results of Operations	Schedule 2

	Three Months Ended September 30,		Nine Months Ended September 30,
	Pro Forma		Pro Forma
	2005	2004	2005	2004
	(Unaudited, in thousands, except for per share amounts)
Operating revenues
Waste and service revenues	$194,176	$192,920	$585,416	$583,722
Electricity and steam sales	103,316	97,958	305,201	300,010
Other operating revenues	3,998	5,416	13,236	17,717

Total operating revenues	301,490	296,294	903,853	901,449

Operating expenses
Plant operating expenses	151,984	154,891	500,096	503,485
Depreciation and amortization expense	44,551	44,231	129,679	129,565
Net interest expense on project debt	16,988	19,170	52,138	59,082
Other operating expenses	2,378	2,976	8,255	11,445
General and administrative expenses	19,615	17,647	56,047	54,865

Total operating expenses	235,516	238,915	746,215	758,442

Operating income	65,974	57,379	157,638	143,007

Other income (expenses)
Investment income	1,657	1,193	4,755	3,895
Interest expense	(30,701)	(30,732)	(90,859)	(92,353)
Gain on derivative instrument, unexercised ACL warrants	10,578	—	14,796	—

Total other expenses	(18,466)	(29,539)	(71,308)	(88,458)

Income before income tax provision, minority interests and equity in net income from unconsolidated investments	47,508	27,840	86,330	54,549
Income tax expense	(16,576)	(12,807)	(38,849)	(25,093)
Minority interest expense	(2,172)	(1,632)	(9,367)	(6,433)
Equity in net income from unconsolidated investments	9,439	7,609	20,003	17,262

Net Income	$38,199	$21,010	$58,117	$40,285

Earnings Per Share of Common Stock:
Basic	$0.27	$0.15	$0.41	$0.29

Diluted	$0.26	$0.15	$0.40	$0.28

Covanta Holding Corporation Adjusted EBITDA For the Three and Nine Months Ended September 30, 2005	Schedule 3

	For the Three Months	For the Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2005
	(Unaudited, in thousands of dollars)

Net Income	$26,739	$38,590

Depreciation and amortization	44,551	78,027
Net interest expense on project debt	16,988	36,700
Interest expense	30,701	59,053
Investment income	(1,463)	(3,123)
Income tax expense	15,897	22,878
Minority interest expense	2,448	9,796
Change in unbilled service receivable	3,577	10,444
Inventory write-off	1,823	1,823
Stock option and unearned compensation expense	584	1,642
Restructuring charges	—	2,655
Acquisition-related charges	983	2,963
Other non-cash operating expense	1,497	241

Adjusted EBITDA	144,325	261,689

Net interest expense on project debt	(16,988)	(36,700)
Interest expense	(30,701)	(59,053)
Investment income	1,463	3,123
Amortization of deferred financing costs	234	5,584
Amortization of project debt premium and discount	(5,684)	(11,359)
Accretion on principal of senior secured notes	—	872
Restructuring charges	—	(2,655)
Acquisition-related charges	(983)	(2,963)
Provision for doubtful accounts	49	1,107
Income tax expense	(15,897)	(22,878)
Deferred income taxes	3,093	6,007
Other non-cash items, net	2,668	4,238
Equity in net income from unconsolidated investments	(9,439)	(19,977)
Dividends from unconsolidated investments	2,071	12,124
Working capital changes and all other	17,078	19,557

Net Cash Provided By Operating Activities	$91,289	$158,716

Covanta Energy Corporation
Reconciliation of Adjusted EBITDA to Net Income and Net Cash Flows from Operations
Non-GAAP Financial Measure — Adjusted EBITDA for the Three and Nine Months Ended September 30, 2005
Covanta uses adjusted EBITDA to assess Covanta Energy’s operating performance. Covanta believes this financial measure is helpful in assessing the overall performance of Covanta Energy’s business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on the Covanta Energy’s day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.
Covanta also uses adjusted EBITDA as a liquidity measure for Covanta Energy. It believes this financial measure is important in analyzing Covanta Energy’s liquidity as the financing arrangements entered into on June 24, 2005 contain financial covenants that require adjusted EBITDA to be no less than $425 million at the end of any fiscal quarter for the four fiscal quarters then ended. Prior to the first anniverary date of the financing arrangements, the adjusted EBITDA for the fiscal quarters ended December 31, 2004, March 31, 2005 and June 30, 2005 have been predetermined and total $364 million. These covenants are material terms of the financing arrangements, which are themselves material to Covanta as they govern substantially all of Covanta Energy’s debt, which is guaranteed by Covanta. Non-compliance with these financial covenants could result in defaults and the exercise of remedies by Covanta Energy’s lenders, which could materially and adversely affect Covanta Energy’s and Covanta’s liquidity.
Adjusted EBITDA is an unaudited non-GAAP financial measure for Covanta Energy, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the audited consolidated financial statements of Covanta Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, and the unaudited condensed consolidated financial statements and notes thereto as filed in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.
Adjusted EBITDA means, for any period, EBITDA plus additional items deducted from, or added to, net income, as defined in Covanta Energy’s financing arrangements. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta Energy’s performance or any other measures of performance derived in accordance with GAAP.
Adjusted EBITDA for the three and nine months ended September 30, 2005 set forth above is reconciled to net income, which is believed to be the most directly comparable measure of GAAP for performance measures, and to cash provided by operating activities, which is believed to be the most directly comparable measure of GAAP for liquidity measures.